UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 9, 2009
INVACARE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-15103	95-2680965

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Invacare Way, P.O. Box 4028, Elyria, Ohio	44036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 329-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Effective December 9, 2009, Invacare Corporation (the “Company”) entered into a Third Amendment to Credit Agreement and Consent by and among the Company, certain subsidiaries of the Company named therein, the Lenders party thereto, PNC Bank, National Association (formerly, National City Bank), as Multicurrency Administrative Agent, Multicurrency Collateral Agent, Swing Line Lender and an L/C Issuer, PNC Bank Canada Branch (formerly, National City Bank, Canada Branch), as Canadian Administrative Agent and Canadian Collateral Agent, and Banc of America Securities Asia Limited, as Australian Administrative Agent and Australian Collateral Agent (the “Amendment”), which amended the Credit Agreement, dated as of February 12, 2007, by and among the Company and the other parties named therein, as amended (the “Credit Agreement”).
     The Amendment, among other things, permits the Company to implement an intercompany restructuring of its Canadian subsidiaries and amends the Credit Agreement to (1) allow for further intercompany restructurings by the Company without further amendment or waiver under the Credit Agreement pursuant to certain specified terms and conditions; (2) establish an Australian letter of credit arrangement under the Credit Agreement similar to and consistent with the multicurrency and Canadian letter of credit arrangements previously established under the Credit Agreement; (3) revise certain restrictive covenants to provide the Company with additional flexibility to complete certain dispositions of its property; (4) permit the Company to prepay intercompany indebtedness pursuant to certain terms and condition; and (5) permit the Company, pursuant to certain terms and conditions, to redeem, purchase or otherwise retire the Company’s subordinated indebtedness, including its 9 3/4% Senior Notes due 2015 (the “Senior Notes”) and the Company’s 4.125% Senior Subordinated Convertible Debentures due 2027 (the “Convertible Notes”), in an aggregate amount not to exceed $75,000,000. In connection with the Amendment, the Company paid to the consenting lenders under the Credit Agreement customary fees and expenses.
     The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the terms of the Amendment, which is attached hereto as Exhibit 10.1.
     The Company may from time to time seek to retire or purchase the Company’s outstanding Senior Notes and/or Convertible Notes, in open market purchases, privately negotiated transactions or otherwise. Such purchases or exchanges, if any, will depend on prevailing market conditions, the Company’s liquidity requirements, contractual restrictions and other factors. The amounts involved in any such transactions, individually or in the aggregate, may be material.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information regarding the Amendment provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit number	Description
10.1	Third Amendment to Credit Agreement and Consent by and among the Company, certain subsidiaries of the Company named therein, the Lenders party thereto, PNC Bank, National Association (formerly, National City Bank), as Multicurrency Administrative Agent, Multicurrency Collateral Agent, Swing Line Lender and an L/C Issuer, PNC Bank Canada Branch (formerly, National City Bank, Canada Branch), as Canadian Administrative Agent and Canadian Collateral Agent, and Banc of America Securities Asia Limited, as Australian Administrative Agent and Australian Collateral Agent.

     SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation (Registrant)
Date: December 10, 2009
/s/ Robert K. Gudbranson
Robert K. Gudbranson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit number	Description
10.1	Third Amendment to Credit Agreement and Consent by and among the Company, certain subsidiaries of the Company named therein, the Lenders party thereto, PNC Bank, National Association (formerly, National City Bank), as Multicurrency Administrative Agent, Multicurrency Collateral Agent, Swing Line Lender and an L/C Issuer, PNC Bank Canada Branch (formerly, National City Bank, Canada Branch), as Canadian Administrative Agent and Canadian Collateral Agent, and Banc of America Securities Asia Limited, as Australian Administrative Agent and Australian Collateral Agent.